EXHIBIT 13.3
Intercept Energy Services Inc.
(the “Corporation”)

AUDIT COMMITTEE CHARTER

I.	Mandate

The primary function of the audit committee (the “Committee”) is to assist the Board of Directors in fulfilling its financial oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to regulatory authorities and shareholders, the Corporation’s systems of internal controls regarding finance and accounting, and the Corporation’s auditing, accounting and financial reporting processes.  Consistent with this function, the Committee will encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels.  The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting and internal control system and review the Corporation’s financial statements.

•	Review and appraise the performance of the Corporation’s external auditors.

•	Provide an open avenue of communication among the Corporation’s auditors, financial and senior management and the Board of Directors.

II.	Composition

The Committee shall be comprised of three directors as determined by the Board of Directors, the majority of whom shall be independent directors.

At least one member of the Committee shall have accounting or related financial management expertise.  All members of the Committee that are not financially literate will work towards becoming financially literate to obtain a working familiarity with basic finance and accounting practices.  For the purposes of the Corporation’s Charter, the definition of “financially literate” is the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can presumably be expected to be raised by the Corporation’s financial statements.

The members of the Committee shall be elected by the Board of Directors at its first meeting following the annual shareholders’ meeting.  Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by a majority vote of the full Committee membership.

III.	Meetings

The Committee shall meet at least twice annually, or more frequently as circumstances dictate.  As part of its job to foster open communication, the Committee will meet at least annually with management and the external auditors in separate sessions.

The minutes of the Committee meetings shall accurately record the decisions reached and shall be distributed to the Audit Committee members with copies to the Board of Directors, the Chief Financial Officer or such other officer acting in that capacity, and the external auditor.

IV.	Responsibilities and Duties

To fulfill its responsibilities and duties, the Committee shall:

Documents/Reports Review

1.	Review and update this Charter annually.

2.
Review the Corporation’s financial statements, MD&A and any annual and interim earnings, press releases before the Corporation publicly discloses this information and any reports or other financial information (including quarterly financial statements), which are submitted to any governmental body, or to the public, including any certification, report, opinion, or review rendered by the external auditors.

External Auditors

3.	Require the external auditors to report directly to the Committee.

4.	Review annually the performance of the external auditors who shall be ultimately accountable to the Board of Directors and the Committee as representatives of the shareholders of the Corporation.

5.
Obtain annually, a formal written statement of external auditors setting forth all relationships between the external auditors and the Corporation and confirming their independence from the Corporation.

6.	Review and discuss with the external auditors any disclosed relationships or services that may impact the objectivity and independence of the external auditors.

7.	Take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the external auditors.

8.
Recommend to the Board of Directors the selection and, where applicable, the replacement of the external auditors nominated annually for shareholder approval and the compensation of the external auditors.

9.	Review with management and the external auditors the terms of the external auditors’ engagement letter.

10.
At each meeting, may consult with the external auditors, without the presence of management, about the quality of the Corporation’s accounting principles, internal controls and the completeness and accuracy of the Corporation’s financial statements.

11.	Review and approve the Corporation’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditors of the Corporation.

12.	Review with management and the external auditors the audit plan for the year-end financial statements and intended template for such statements.

13.
Review and pre-approve all audit and audit-related services and the fees and other compensation related thereto, and any non-audit services, provided by the Corporation’s external auditors.  The pre-approval requirement is waived with respect to the provision of non-audit services if:

i.
the aggregate amount of all such non-audit services provided to the Corporation constitutes not more than five percent (5%) of the total amount of revenues paid by the Corporation to its external auditors during the fiscal year in which the non-audit services are provided;

ii.	such services were not recognized by the Corporation at the time of the engagement to be non-audit services; and

iii.
such services are promptly brought to the attention of the Committee by the Corporation and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

Provided the pre-approval of the non-audit services is presented to the Committee’s first scheduled meeting following such approval, such authority may be delegated by the Committee to one or more independent members of the Committee.

Financial Reporting Process

14.	In consultation with the external auditors, review with management the integrity of the Corporation's financial reporting process, both internal and external.

15.	Consider the external auditors’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

16.	Consider and approve, if appropriate, changes to the Corporation’s auditing and accounting principles and practices as suggested by the external auditors and management.

17.	Review significant judgments made by management in the preparation of the financial statements and the view of the external auditors as to appropriateness of such judgments.

18.
Following completion of the annual audit, review separately with management and the external auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

19.	Review any significant disagreement among management and the external auditors regarding financial reporting.

20.	Review with the external auditors and management the extent to which changes and improvements in financial or accounting practices have been implemented.

21.	Review the certification process.

22.	Establish procedures for:

i.	the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and

ii.	the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

Other

23.	Review disclosure of any related-party transactions.

V.	Authority

The Committee may:

(a)	engage independent outside counsel and other advisors as it determines necessary to carry out its duties;

(b)	set and pay the compensation for any advisors employed by the Committee; and

(c)	communicate directly with the internal and external auditors.

The Committee shall have unrestricted access to the Corporation’s personnel and documents and will be provided with the resources necessary to carry out its responsibilities.